EXHIBIT 99.1

Perceptron Completes Merger with Atlas Copco

PLYMOUTH, Mich., Dec. 21, 2020 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced receiving all regulatory approvals and the successful closing of the previously announced Agreement and Plan of Merger with Atlas Copco, a world-leading provider of sustainable productivity solutions headquartered in Stockholm, Sweden.

As a result of the merger, Perceptron has become a wholly owned subsidiary of Atlas Copco. Under the terms of the merger agreement, Perceptron shareholders receive $7.00 per share in cash for each share of common stock held. Following the closing, Perceptron’s common stock will no longer be publicly traded and will be delisted from the Nasdaq Global Market.

“We are pleased to have completed the merger with Atlas Copco, maximizing value for our shareholders, providing our customers with access to a broader array of technology and products, and offering our employees exciting new growth opportunities,” stated Jay Freeland, Chairman, and Interim CEO of Perceptron. “The path forward for our combined organizations is bright and the team is well-prepared for a seamless transition.”

XMS Capital Partners, LLC acted as financial advisor and Dykema Gossett PLLC acted as legal counsel to Perceptron on this transaction.

About Perceptron®

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain, and the United Kingdom. For more information, please visit www.perceptron.com.

Safe Harbor Statement

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including our expectations regarding our fiscal year 2021 and future results, operating data, new order bookings, revenue, expenses, net income and backlog levels, trends affecting our future revenue levels, the rate of new orders, and our ability to fund our fiscal year 2021 and future cash flow requirements. We may also make forward-looking statements in our press releases or other public or shareholder communications. Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), including those listed in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for our fiscal 2020. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Contact:

Investor Relations
investors@perceptron.com